Summary
Description
Count
UPB
% of Total UPB
Current
4219
$681,339,102.08
98.95%
Delinq
51
$7,183,161.17
1.04%
Total
4270
$688,522,263.25
Average UPB
$161,246.43
WAM(Months)
349
WACLTV
69.23%
WAC
7.37%
Del Trigger
Target
Actual
n/a
Loan with Pre.
Penalties
Loss Severity
Rate Type Stratification
Description
Count
UPB
% of Total UPB
ARM
2511
$489,805,175.47
71.13%
Fixed Rate
1759
$198,717,087.78
28.86%
Top 5 States
State
Count
UPB
% of Total UPB
CA
934
$230,925,515.90
33.53%
FL
468
$64,000,378.89
9.29%
TX
319
$30,988,254.13
4.50%
NY
168
$36,609,923.27
5.31%
IL
156
$21,781,558.40
3.16%
LTV Stratification
Range
Count
UPB
% of Total UPB
< 65%
995
$88,968,638.65
12.92%
65% - < 75%
605
$105,287,104.66
15.29%
75% - < 85%
1662
$308,753,763.26
44.84%
85% - < 95%
945
$174,677,342.47
25.36%
95% - < 100%
63
$10,835,414.21
1.57%
> 100%
0
$0.00
0.00%
FICO Stratification
Range
Count
UPB
% of Total UPB
N/A
4270
$688,522,263.25
100.00%
300 - < 400
0
$0.00
0.00%
400 - < 500
0
$0.00
0.00%
500 - < 600
0
$0.00
0.00%
600 - < 700
0
$0.00
0.00%
700 - < 850
0
$0.00
0.00%
UPB Stratification
Range
Count
UPB
% of Total UPB
0 - < $25K
88
$1,985,464.82
0.28%
$25K - < $75K
958
$51,041,127.86
7.41%
$75K - < $150K
1441
$157,584,555.60
22.88%
$150K - < $200K
578
$100,654,354.71
14.61%
> $200K
1205
$377,256,760.26
54.79%
Interest Rate Stratification
Range
Count
UPB
% of Total UPB
0% - < 5%
10
$2,832,680.99
0.41%
5% - < 10%
3636
$651,643,014.74
94.64%
10% - < 15%
624
$34,046,567.52
4.94%
Lien Position Stratification
Position
Count
UPB
% of Total UPB
4270
$688,522,263.25
100.00%
Variable Rate Loans by Index
Index
Count
UPB
% of Total UPB
1 Mo. LIBOR
20
$7,173,987.84
1.04%
6 Mo. LIBOR
2491
$482,631,187.63
70.09%
Losses
Prior Losses
$0.00
Current Month
L
G $0.00
Total Losses
Cum. Loss Trig
Target
Actual n/a %
Loan Statistics Dashboard (OTS)
Date: 4/15/2005 11:59:04 AM Deal Number: SASCO 2005-NC1 Report As of: 3/30/2005